FOR IMMEDIATE RELEASE	For More Information Contact:
Mark A. Roberts
Executive Vice President & CFO
(413) 787-1700

UNITED FINANCIAL BANCORP EARNINGS MORE THAN DOUBLE TO $0.12 PER SHARE ANNOUNCES 17% INCREASE IN DIVIDEND TO $0.07 PER SHARE

WEST SPRINGFIELD, MA—April 18, 2008—United Financial Bancorp, Inc. (the “Company”) (NASDAQ:UBNK), the holding company for United Bank (the “Bank”), reported net income of $2.0 million, or $0.12 per diluted share, for the first quarter of 2008 compared to net income of $834,000, or $0.05 per diluted share, for the corresponding period in 2007.  The Company’s improved results were largely due to a significant increase in net interest income, driven by net interest margin expansion and growth in average earning assets largely funded by net cash proceeds of $82.7 million from the Company’s December 2007 second-step stock offering.  The quarterly operating performance was also favorably impacted by an increase in fee income from deposit and wealth management accounts and a lower provision for loan losses, partially offset by expansion in non-interest expenses.  The Company also announced a quarterly cash dividend of $0.07 per share, payable on May 27, 2008 to shareholders of record as of May 13, 2008.

Total assets increased $74.0 million, or 6.9%, to $1.2 billion at March 31, 2008 from $1.1 billion at year end 2007 reflecting growth of $70.1 million, or 34.8%, in securities available for sale.  The significant increase in securities available for sale was due to the implementation of a strategy to deploy excess capital and liquidity resulting from the aforementioned stock offering.  During the quarter, management purchased agency mortgage-backed securities with predictable cash flows and an average spread to treasury securities in excess of 200 basis points.  Balance sheet expansion was funded by an increase of $36.8 million, or 5.1%, in total deposits and an increase of $25.3 million, or 6.8%, in Federal Home Loan Bank advances.

"I am very pleased with the financial results for our first quarter as a fully public company,” commented Richard B. Collins, President and Chief Executive Officer.  “Although we continue to operate in a challenging banking and economic environment, we have benefited from significant improvement in net interest margin, steady asset quality and growth in average loans, core deposits and fee income.  As a result of our improved performance, we are rewarding our shareholders by increasing our quarterly dividend payment to $0.07 per share.”

Financial Highlights:

•
At March 31, 2008, outstanding loan balances totaled $825.0 million, essentially flat in comparison to the prior year end as a result of payoffs of several large credits and sluggish loan activity.  Origination volume moderated in the first quarter of 2008, reflecting a slowdown in the real estate market, weaker demand for all loan types and a very competitive lending environment.

•
Non-performing assets totaled $3.7 million, or 0.32% of total assets, at March 31, 2008 compared to $2.7 million, or 0.25% of total assets, at December 31, 2007.  The increase of $1.0 million in non-performing assets was mainly attributable to two residential loans with outstanding balances totaling $886,000 which became more than 90 days delinquent in March 2008.  Management believes that these loans are adequately secured.  The Company has not historically originated loans to sub-prime borrowers and approximately 96% of its investment portfolio consists of mortgage-backed and debt securities issued by government sponsored enterprises.

•
At March 31, 2008, the ratio of the allowance for loan losses to total loans was 0.93% and the ratio of the allowance for loan losses to non-performing loans was 285.41%.  For the three months ended March 31, 2008, net charge-offs totaled $252,000, or 0.12% of average loans outstanding on an annualized basis.

•
Total deposits increased $36.8 million, or 5.1%, to $755.5 million at March 31, 2008 compared to $718.7 million at December 31, 2007 mainly due to competitive products and pricing, superior customer service, targeted promotional activities and our new East Longmeadow branch, which opened in January 2008.  Core deposit balances grew $25.3 million, or 6.8%, to $396.3 million at March 31, 2008 from $371.0 million at December 31, 2007.

•
Net interest income increased $2.1 million, or 29.8%, to $9.0 million for the first quarter of 2008 from the same period in 2007 as a result of net interest margin expansion and growth in earning assets.  Net interest margin increased 58 basis points to 3.40% due to the use of net proceeds from the Company’s second-step stock offering completed in December 2007 to fund asset growth as well as a significant decrease in the cost of deposits as a result of the 300 basis points reduction in the federal funds rate from 5.25% at September 1, 2007 to 2.25% at March 31, 2008.  Average earning assets expanded $76.9 million, or 7.8%, to $1.1 billion, mainly due to loan growth and purchases of mortgage-backed securities.

•
Non-interest income expanded $121,000, or 8.7%, to $1.5 million for the three months ended March 31, 2008 due to increases of $39,000, or 3.8%, in fee income from deposit accounts and $29,000, or 24.0%, in wealth management revenue.  These results also include a $49,000 gain in the first quarter of 2008 from VISA Inc.’s redemption of its Class B stock as part of its initial public offering.  Prior to its IPO, VISA Inc. issued these shares to its members in a reorganization based upon transaction volume.

•
Non-interest expenses grew $529,000, or 8.0%, to $7.2 million for the first three months of 2008, mainly attributable to increases of $203,000, or 5.3%, in salaries and benefits, $54,000, or 13.9%, in professional services, $77,000, or 12.0%, in data processing expenses and $36,000, or 11.2%, in marketing expenses. The increase in salaries and benefits reflect staffing costs for our new East Longmeadow branch, new employees hired to support and facilitate the growth of the Company, a higher cash incentive accrual associated with improved financial performance and annual wage adjustments.

United Financial Bancorp, Inc. is a publicly owned corporation and the holding company for United Bank, a federally chartered savings bank headquartered at 95 Elm Street, West Springfield, MA 01090.  The Company’s common stock is traded on the NASDAQ Global Select Market under the symbol UBNK.  United Bank provides an array of financial products and services through its 14 branch offices located throughout Western Massachusetts.  Through its Wealth Management Group and its partnership with NFP Securities, Inc., the Bank is able to offer access to a wide range of investment and insurance products and services, as well as financial, estate and retirement strategies and products.  For more information regarding the Bank’s products and services and for United Financial Bancorp, Inc. investor relations information, please visit www.bankatunited.com.

Except for the historical information contained in this press release, the matters discussed may be deemed to be forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company’s market area, competition, and other risks detailed from time to time in the Company’s SEC reports.  Actual strategies and results in future periods may differ materially from those currently expected.   These forward-looking statements represent the Company’s judgment as of the date of this release.  The Company disclaims, however, any intent or obligation to update these forward-looking statements.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands, except par value amounts)

	March 31,	December 31,	March 31,
Assets	2008	2007	2007
	(unaudited)	(audited)	(unaudited)

Cash and cash equivalents	$15,784	$14,254	$42,044
Securities available for sale, at fair value	271,377	201,257	171,474
Securities held to maturity, at amortized cost	3,630	3,632	3,913
Federal Home Loan Bank of Boston stock, at cost	10,257	10,257	9,885
Short-term investments	1,043	1,030	-

Loans:
Residential mortgages	343,480	339,470	325,948
Commercial mortgages	213,322	214,776	197,514
Construction loans	41,002	42,059	48,748
Commercial loans	81,385	81,562	67,723
Home equity loans	115,931	116,241	116,350
Consumer loans	29,867	30,587	29,681
Total loans	824,987	824,695	785,964

Net deferred loan costs and fees	2,171	2,136	1,367
Allowance for loan losses	(7,646)	(7,714)	(7,426)
Loans, net	819,512	819,117	779,905

Other real estate owned	1,030	880	-
Premises and equipment, net	10,579	10,600	10,673
Bank-owned life insurance	6,733	6,652	6,473
Other assets	13,352	11,602	9,331

Total assets	$1,153,297	$1,079,281	$1,033,698

Liabilities and Stockholders' Equity

Deposits:
Demand	$108,819	$102,010	$102,513
NOW	34,159	35,207	38,227
Savings	75,469	65,711	68,006
Money market	177,879	168,107	177,173
Certificates of deposit	359,198	347,647	331,020
Total deposits	755,524	718,682	716,939

Federal Home Loan Bank of Boston advances	141,409	107,997	162,171
Repurchase agreements	9,686	13,864	8,825
Escrow funds held for borrowers	1,514	1,356	1,537
Due to broker	8,410	-	-
Capitalized lease obligation	1,880	1,890	1,919
Accrued expenses and other liabilities	6,462	9,372	3,822
Total liabilities	924,885	853,161	895,213

Stockholders' Equity:
Preferred stock, par value $0.01 per share, authorized 50,000,000 shares at March 31, 2008 and December 31, 2007 and 5,000,000 shares at
March 31, 2007; none issued	-	-	-
Common stock, par value $0.01 per share; shares authorized 100,000,000 at
March 31, 2008 and at December 31, 2007 and 60,000,000 at March 31, 2007;
shares issued and outstanding: 17,763,747 at March 31, 2008 and at
December 31, 2007; shares issued: 17,205,995 at March 31, 2007	178	178	172
Additional paid-in capital	166,289	165,920	76,197
Retained earnings	74,005	73,026	70,798
Unearned compensation	(12,659)	(12,835)	(5,661)
Accumulated other comprehensive gain (loss), net of taxes	599	(169)	(1,508)
Treasury stock, at cost (109,861 shares at March 31, 2007)	-	-	(1,513)
Total stockholders' equity	228,412	226,120	138,485

Total liabilities and stockholders' equity	$1,153,297	$1,079,281	$1,033,698

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED INCOME STATEMENTS
(Amounts in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2008	2007
	(unaudited)
Interest and dividend income:
Loans	$12,547	$11,955
Investments	2,618	1,982
Other interest-earning assets	241	375
Total interest and dividend income	15,406	14,312

Interest expense:
Deposits	4,973	5,181
Borrowings	1,402	2,175
Total interest expense	6,375	7,356

Net interest income before provision for loan losses	9,031	6,956

Provision for loan losses	184	284

Net interest income after provision for loan losses	8,847	6,672

Non-interest income:
Net gain on sales of securities	8	14
Fee income on depositors’ accounts	1,077	1,038
Wealth management income	150	121
Other income	284	225
Total non-interest income	1,519	1,398

Non-interest expense:
Salaries and benefits	4,041	3,838
Occupancy expenses	509	491
Marketing expenses	358	322
Data processing expenses	719	642
Professional fees	443	389
Other expenses	1,106	965
Total non-interest expense	7,176	6,647

Income before income taxes	3,190	1,423

Income tax expense	1,224	589

Net income	$1,966	$834

Earnings per share:
Basic	$0.12	$0.05
Diluted	$0.12	$0.05

Weighted average shares outstanding:
Basic	16,231	16,938
Diluted	16,271	16,999

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY
SELECTED DATA AND RATIOS (unaudited)
(Dollars in thousands, except per share amounts)

	At or For The Quarters Ended
	Mar. 31	Dec. 31	Sept. 30	Jun. 30	Mar. 31
	2008	2007	2007	2007	2007

Operating Results:
Net interest income	$9,031	$7,823	$7,253	$7,135	$6,956
Loan loss provision	184	385	436	320	284
Non-interest income	1,519	1,490	1,412	1,435	1,398
Non-interest expenses	7,176	6,686	6,131	6,575	6,647
Net income	1,966	1,274	1,291	978	834

Performance Ratios (annualized):
Return on average assets	0.72%	0.48%	0.50%	0.38%	0.33%
Return on average equity	3.46%	3.02%	3.69%	2.82%	2.41%
Net interest margin	3.40%	3.02%	2.91%	2.90%	2.82%
Non-interest income to average total assets	0.55%	0.56%	0.55%	0.56%	0.55%
Non-interest expense to average total assets	2.62%	2.50%	2.38%	2.58%	2.62%
Efficiency ratio (excludes gains/losses on sales of securities and loans)	68.07%	70.99%	69.63%	76.34%	79.70%

Per Share Data:
Diluted earnings per share	$0.12	$0.08	$0.08	$0.06	$0.05
Book value per share	$12.86	$12.73	$8.28	$8.12	$8.10
Market price at period end (1)	$11.08	$11.10	$12.06	$13.59	$14.27

Risk Profile
Non-performing assets as a percent of total assets	0.32%	0.25%	0.18%	0.29%	0.13%
Non-performing loans as a percent of total loans, gross	0.32%	0.22%	0.12%	0.37%	0.17%
Allowance for loan losses as a percent of total loans, gross	0.93%	0.94%	0.93%	0.96%	0.94%
Allowance for loan losses as a percent of non-performing loans	285.41%	432.16%	755.16%	259.79%	570.35%
Equity as a percentage of assets	19.81%	20.95%	13.28%	13.55%	13.40%

Average Balances
Loans	$828,302	$820,164	$812,756	$797,751	$776,301
Securities	211,880	193,099	168,498	166,163	180,491
Total interest-earning assets	1,061,978	1,036,253	998,336	985,519	985,112
Total assets	1,095,866	1,069,060	1,032,225	1,018,509	1,016,369
Deposits	730,094	721,634	720,330	715,173	691,532
FHLB advances	116,519	157,819	156,150	149,853	170,727
Capital	227,413	168,910	139,820	138,896	138,296

Average Yields/Rates (annualized)
Loans	6.06%	6.24%	6.26%	6.19%	6.16%
Securities	4.94%	4.87%	4.79%	4.46%	4.39%
Total interest-earning assets	5.80%	5.96%	6.00%	5.89%	5.81%

Savings accounts	0.98%	1.05%	0.90%	0.91%	0.86%
Money market/NOW accounts	2.03%	2.71%	2.81%	2.76%	2.69%
Certificates of deposit	4.24%	4.66%	4.70%	4.58%	4.50%
FHLBB advances	4.47%	4.82%	4.90%	4.75%	4.74%
Total interest-bearing liabilities	3.37%	3.87%	3.92%	3.79%	3.77%

(1) Prices at September 30, June 30, and March 31, 2007 have been adjusted by the second step exchange ratio of 1.04079.